UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 15, 2020

EQUINIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31293		77-0487526
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

One Lagoon Drive	Redwood City,	California	94065
(Address of Principal Executive Offices)			(Zip Code)
(650) 598-6000
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EQIX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement
On April 15, 2020 (the “Closing Date”), Equinix, Inc. (“Equinix”) entered into a Credit Agreement (the “Credit Agreement”), by and among Equinix, as borrower, a syndicate of financial institutions, as lenders, MUFG Bank, Ltd. (“MUFG”), as administrative agent, and MUFG Union Bank, N.A., Sumitomo Mitsui Banking Corporation, TD Securities (USA) LLC and Mizuho Bank, Ltd., as joint lead arrangers.

The Credit Agreement provides for senior unsecured 364-day term loan facilities (collectively, the “Facilities”) in an aggregate principal amount of $750,000,000, comprised of a $500,000,000 term loan facility (the “Closing Date Facility”) available to be borrowed on the Closing Date (and a portion of which is available to be borrowed in Euro) and a $250,000,000 term loan facility (the “Delayed Draw Facility”) available to be borrowed in up to three separate borrowings on or prior to July 14, 2020, subject to the satisfaction of customary conditions to borrowing.

The Facilities are common forms of short-term pro rata bank debt which enhance Equinix’s overall liquidity and increase its financial flexibility. Equinix intends to use the net proceeds from the Facilities for working capital, capital expenditures, acquisitions and other general corporate purposes. On the Closing Date, Equinix borrowed $391,000,000 and €100,000,000 in two separate borrowings under the Closing Date Facility.

Borrowings under the Facilities must be repaid in full on or prior to April 14, 2021. Borrowings denominated in U.S. dollars will bear interest at either (x) an index based on LIBOR plus a margin of 1.75% or, at the option of Equinix, (y) the Base Rate (defined as the highest of (a) the Federal Funds Rate (with such rate deemed to be zero if the Federal Funds Rate is less than zero) plus 0.50%, (b) the MUFG prime rate and (c) one-month LIBOR plus 1.00%) plus a margin of 0.75%. Borrowings denominated in Euro will bear interest at an index based on LIBOR plus a margin of 1.50%. A facility fee of 0.20% per annum shall be payable in respect of the total amount of unfunded commitments under the Delayed Draw Facility.

The Credit Agreement contains customary representations and warranties, events of default and affirmative and negative covenants that are substantially similar to the representations and warranties, events of default and affirmative and negative covenants contained in Equinix’s existing multicurrency credit facility, including financial covenants that require Equinix to maintain: (a) a consolidated net lease-adjusted leverage ratio of less than or equal to 6.00 to 1.00 as of the last day of each fiscal quarter, (b) a consolidated fixed charge coverage ratio greater than or equal to 1.50 to 1.00 as of the last day of each fiscal quarter and (c) a consolidated lease-adjusted secured leverage ratio of less than or equal to 2.25 to 1.00 as of the last day of each fiscal quarter.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the complete text of the Credit Agreement, which will be filed as an exhibit to Equinix’s Form 10-Q for the quarter ended June 30, 2020.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant

Please refer to the description of the Credit Agreement disclosed in Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: April 15, 2020	EQUINIX, INC. By:/s/ Keith D. Taylor Keith D. Taylor Chief Financial Officer